Exhibit 5.2

K&L GATES LLP K&L GATES CENTER 210 SIXTH AVENUE PITTSBURGH, PA 15222-2613 T +1 412 355 6500 F +1 412 355 6501 klgates.com

September 30, 2015

IHS Inc.

15 Inverness Way East

Englewood, CO 80112

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

   We have acted as special counsel to CARFAX, Inc., a Pennsylvania corporation (“CARFAX”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by IHS Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including CARFAX (collectively, the “Guarantors”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the relating to the issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following, in each case as further described in the prospectus forming part of the Registration Statement (the “Prospectus”): (i) the Company’s Class A common stock, par value $0.01 per share; (ii) the Company’s Series A junior participating preferred stock purchase rights; (iii) the Company’s preferred stock; (iv) depositary shares representing the Company’s preferred stock; (v) the Company’s debt securities, which may be either senior debt securities or subordinated debt securities (collectively, “Debt Securities”); (vi) guarantees of Debt Securities by one or more of the Guarantors, including CARFAX (each a “Guarantee”); (vii) warrants issued by the Company; (viii) purchase contracts issued by the Company; and (ix) units issued by the Company.

   In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus; (ii) the exhibits filed with the Registration Statement, including the form of senior indenture filed as Exhibit 4.4 to the Registration Statement (the “Form of Senior Indenture”) and the form of subordinated indenture filed as Exhibit 4.6 to the Registration Statement (the “Form of Subordinated Indenture”); (iii) CARFAX’S Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”); and (v) CARFAX’S Bylaws (the “Bylaws”). We also have examined and relied upon certificates of public officials. We have not independently established any of the facts so relied on.

   For the purposes of this opinion letter, we further have made the assumptions that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We also have assumed for purposes of this opinion letter the legal capacity of natural persons and that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against it. We have not verified any of the foregoing assumptions.

IHS Inc.

September 30, 2015

   The opinions expressed in this opinion letter are limited to the laws of the Commonwealth of Pennsylvania. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any county, municipality or other political subdivision or local governmental agency or authority.

   Based on and subject to the foregoing and to the additional qualifications and other matters set forth below, it is our opinion that:

   1.         CARFAX is validly existing and subsisting as a corporation under the laws of the Commonwealth of Pennsylvania.

   2.         Neither (i) the execution and delivery by CARFAX of an applicable indenture pursuant to which Debt Securities and related Guarantees of CARFAX and, if applicable, one or more other Guarantors are issued and which is in the form of the Form of Senior Indenture or the Form of Subordinated Indenture, as the case may be, including any amendment or supplement thereto (each an “Applicable Indenture”), nor (ii) the performance by CARFAX of a Guarantee issued by it thereunder would violate any provision of the organizational documents of CARFAX that we have reviewed or the applicable law of the Commonwealth of Pennsylvania.

   3.         No governmental approval by any governmental authority of the Commonwealth of Pennsylvania is required to authorize, or is required for, the execution, delivery or performance by CARFAX of an Applicable Indenture.

   The opinions set forth above are subject to the following additional assumptions:

   (a)        The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

   (b)        No Applicable Indenture will contain any addition, deletion or modification of the terms or provisions contained in the Form of Senior Indenture or the Form of Subordinated Indenture, as applicable, that would affect the validity of any of the opinions rendered herein;

   (c)        In the case of any applicable definitive underwriting, purchase, agency or similar agreement relating to a particular offering of Debt Securities and related Guarantees by CARFAX and, if applicable, by one or more other Guarantors pursuant to the Registration Statement, including any amendment or supplement thereto, or any other applicable agreement relating to such offering of such Debt Securities and Guarantees (including any Applicable Indenture and any other agreement pursuant to which any such Debt Securities and Guarantees are to be issued, sold or governed), including any amendment or supplement to any of the foregoing, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

IHS Inc.

September 30, 2015

   (d)        In each case, (i) the final terms of any Guarantees by CARFAX offered pursuant to the Registration Statement, and, (ii) when such Guarantees are issued, (A) the issuance, sale and delivery thereof, (B) the incurrence and performance of CARFAX’s obligations thereunder or in respect thereof in accordance with the terms thereof and (C) any consideration to be received for any such issuance, sale and delivery will comply with, and will not violate, the Articles of Incorporation or the Bylaws, in either case as they may be amended or supplemented hereafter, or any applicable law, rule or regulation; and

   (e)        CARFAX shall have taken any action required to be taken by it to authorize the offer, sale and issuance of all Guarantees offered and issued by it, and each such authorization shall remain in effect and unchanged at all times during which any such Guarantees subject to any such authorization are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the offer, sale and issuance of any such Guarantees takes place in accordance with such applicable authorization); the board of directors of CARFAX, or a duly authorized committee thereof, as the case may be, shall have duly established the terms of all such Guarantees and duly authorized and taken any other necessary corporate action to approve the issuance and sale of all such Guarantees in conformity with the Articles of Incorporation and the Bylaws, in each case as they may be amended or supplemented hereafter (subject to the further assumption that such organizational documents of CARFAX are not amended after the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and each such authorization shall remain in effect and unchanged at all times during which all such Guarantees subject to such authorization are offered, sold and issued and shall not have been modified or rescinded (subject to the further assumption that the offer, sale and issuance of any such Guarantees takes place in accordance with such applicable authorization).

   To the extent that such matters would affect the validity of any of the opinions rendered herein, we assume for purposes of this opinion letter that (i) the applicable financial institution serving as trustee pursuant to the terms of each Applicable Indenture (each a “Trustee”) will be duly organized, validly existing and in good standing under the laws of its jurisdictions of organization; (ii) each Trustee will be duly qualified to engage in the activities contemplated by each Applicable Indenture to which it is a party; (iii) each such Applicable Indenture, including any amendment or supplement thereto, will have been duly authorized, executed and delivered by the Trustee party thereto and will constitute the valid and binding obligations of such Trustee, enforceable against such Trustee in accordance with its terms; (iv) each Trustee will be in compliance, with respect to acting as a trustee under each Applicable Indenture to which it is a party, including any amendment or supplement thereto, with all applicable laws and regulations; (v) each Trustee will have the requisite organizational and legal power and authority to perform its obligations under each Applicable Indenture to which it is a party, including any amendment or supplement thereto; and (vi) each Trustee will have been duly qualified under the Trust Indenture Act of 1939, as amended.

   The foregoing opinions are rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in law which may hereafter occur.

   Subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Davis Polk & Wardwell LLP may rely on this opinion for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

IHS Inc.

September 30, 2015

   We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm’s name under the caption “Validity of Securities” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP